
     As filed with the Securities and Exchange Commission on April 22, 2004

                                                     REGISTRATION NO. 333-______
===================================================================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       MANUFACTURERS MARKETING GROUP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                   NEVADA                                        7389                                    41-0423660
      (STATE OR OTHER JURISDICTION OF                (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)
                                                          3 DUNDAR ROAD
                                                    SPRINGFIELD, NEW JERSEY 07081
                                                          (973) 467 - 9330

                (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                                                ----------------------------

                     WILLIAM C. MARTUCCI                                     LOUIS A. BEVILACQUA, ESQ.
             Chairman of the Board, President and                            Thelen Reid & Priest LLP
                   Chief Executive Officer                                 701 Pennsylvania Avenue, N.W.
             Manufacturers Marketing Group, Inc.                              Washington, D.C. 20004
                        3 Dundar Road                                            (202) 508 - 4281
                Springfield, New Jersey 07081
                       (973) 467 - 9330

                               (NAMES, ADDRESSES AND TELEPHONE NUMBERS OF AGENTS FOR SERVICE)

                                                ----------------------------

APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED SALE TO PUBLIC:  From time to time after the effective  date of this  Registration
Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box. |_|

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis pursuant to rule 415 under the securities act of 1933, other than securities offered only in connection with dividend or interest  reinvestment  plans,
check the following box. |X|

If this Form is filed to register  additional  securities for an offering  pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for
the same offering. |_|

If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the Securities  Act, check the following box and
list the Securities Act registration  statement number of the earlier effective  registration statement for the same offering. |_|
If this Form is a  post-effective  amendment  filed pursuant to Rule 462(d) under the Securities  Act, check the following box and
list the Securities Act registration  statement number of the earlier effective  registration statement for the same offering. |_|
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                          Amount to
 Title of each class of securities to         be         Proposed maximum offering     Proposed Maximum            Amount of
             be registered                registered         price per share (1)   aggregate offering price  registration fee (3)(4)
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.0001 par value........
-----------------------------------------------------------------------------------------------------------------------------------
                Total                      470,000                    $5.00             $2,350,000                   $298
===================================================================================================================================


(1)  Estimated  solely for purposes  of calculating the  registration  fee in accordance with Rule 457(c) and Rule 457(g) under the
     Securities Act of 1933.

THE  REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE
UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS REGISTRATION  STATEMENT SHALL THEREAFTER
BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE  REGISTRATION  STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

====================================================================================================================================

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED APRIL 22, 2004



                       MANUFACTURERS MARKETING GROUP, INC.

                         470,000 SHARES OF COMMON STOCK

      This prospectus relates to the resale of our common stock to the public by selling shareholders who purchased our common stock in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended.

      Our common stock is not currently registered under Section 12(g) of the Securities Exchange Act of 1934 and is not listed on any principal market at this time, nor is it quoted on any securities quotation system. Therefore, there is no reported sales price per share of our common stock as of the date of this prospectus.

      The selling shareholders will sell our shares at a price per share equal to $5.00 until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or at privately negotiated prices. We have established the offering price of $5.00 on behalf of the selling shareholders. This price was arbitrarily selected and does not have any relationship to any established criteria such as book value or current earnings per share. This offering price was not based on past earnings, nor is it indicative of potential market value of the assets which we own. We will pay the expenses of registering these shares.

      You should read this document and any prospectus supplement carefully before you invest.

      The securities being offered under this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 5 to read about significant risk factors you should consider before investing in the securities.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
           OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Our principal executive offices are located at 3 Dundar Road, Springfield, New Jersey 07081, and our telephone number is (973) 467-9330.


      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



                The date of this Prospectus is _______ ___, 2004.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                                                                                Page
PROSPECTUS SUMMARY................................................................................................................5

RISK FACTORS......................................................................................................................7

         FINANCIAL RISKS..........................................................................................................7

              We have only limited capital and we will not receive any proceeds from this offering.  However,  we will bear all the costs of this registration statement and therefore our working capital position will be further impaired........7

              We will need substantial additional funds in order to implement our business initiatives............................7

              We may not have the resources to manage our growth  effectively.  Our failure to manage growth  effectively could have a material adverse effect on our business, financial condition and prospects...................................7

              We do not plan on paying any  dividends  to you.  Instead we will  invest our  earnings in the  expansion  of our business............................................................................................................7

         CONCENTRATED CONTROL RISKS...............................................................................................8

              We rely very heavily on William C. Martucci, our Chairman, Chief Executive Officer and President. The loss of Mr.
              Martucci's  services  would have a material  adverse  effect on our business,  financial  condition and prospects...........................................................................................................8

              We are controlled by our CEO, President and Chairman.  Accordingly,  he has the right to unilaterally dictate our policies............................................................................................................8

         BUSINESS RISKS...........................................................................................................8

              We may not be able to establish relationships with manufacturers for the placement of their products. Our failure to do so or our loss of current  relationships  with  manufacturers  will materially  adversely affect our future revenues and prospects..............................................................................................8

              Since we utilize  contractors in Mexico as coupon processing agents, we are subject to risks of doing business in
              Mexico..............................................................................................................8

              We may not be able to compete successfully with the leading coupon processors who are more established and better capitalized than us.................................................................................................9

              All of our revenue comes from our coupon processing business.  This lack of diversity will adversely affect us if there are any downturns in this industry............................................................................9

         INTELLECTUAL PROPERTY RISKS..............................................................................................9

              Our failure to adequately protect our intellectual property rights may result in a competitive disadvantage.  Our systems may be found to infringe on the intellectual property rights of our competitors and this infringement may result in liability to us...........................................................................................9

         REGULATORY RISKS.........................................................................................................9

              If regulations are implemented that affect our or our customers business, those regulations may negatively affect our interests.......................................................................................................9

         RISKS ASSOCIATED WITH CHARTER AND BYLAW PROVISIONS......................................................................10

                  Provisions contained in our charter may deter a non-negotiated change of control...............................10

              Our charter and bylaws limit the  liability of our officers and  directors and provide our officers and directors with full  indemnification.  This means it may be very  difficult for you to sue our officers and directors  even when they breach fiduciary duties owed to you......................................................................10

              We have the ability to issue a significant  amount of additional  common and  preferred  stock.  If we do issue a significant  amount of stock,  your rights may become  subordinate to the rights of other  stockholders  and your interest would be diluted..........................................................................................10

         MARKET RISKS

              No current public market exists for our securities and no market may be developed in the future.  This means that your investment in our stock is and may remain an illiquid investment..............................................10

              If a market in our stock is ever developed, our stock price may become highly volatile.............................10

                                                                                                                                Page
              The SEC's penny stock rules apply to us. These rules may have the effect of decreasing the liquidity of our stock and increasing the transaction cost for transactions in our stock..................................................11

FORWARD LOOKING STATEMENTS.......................................................................................................11

USE OF PROCEEDS..................................................................................................................11

DETERMINATION OF OFFERING PRICE..................................................................................................12

DILUTION.........................................................................................................................12

SELLING SHAREHOLDERS.............................................................................................................12

PLAN OF DISTRIBUTION.............................................................................................................13

LEGAL PROCEEDINGS................................................................................................................14

MANAGEMENT.......................................................................................................................15

EXECUTIVE COMPENSATION...........................................................................................................15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................................16

DESCRIPTION OF SECURITIES........................................................................................................16

INTERESTS OF NAMED EXPERTS AND COUNSEL...........................................................................................17

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES.................................................................................................................17

ORGANIZATION WITHIN LAST FIVE YEARS..............................................................................................18

BUSINESS.........................................................................................................................18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS..................................................................................................................23

DESCRIPTION OF PROPERTY..........................................................................................................24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................................24

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.........................................................................24

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
     DISCLOSURE..................................................................................................................25

LEGAL MATTERS....................................................................................................................25

EXPERTS..........................................................................................................................25

AVAILABLE INFORMATION............................................................................................................25

INDEX TO FINANCIAL STATEMENTS....................................................................................................26

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

OUR COMPANY

      Our corporate name is Manufacturers Marketing Group, Inc. We were incorporated on November 18, 2003 in the state of Nevada. On November 20, 2003 we acquired Manufacturers Marketing Group, Inc., a New Jersey corporation (MMGNJ), pursuant to a stock purchase agreement whereby we issued 4,000,000 shares of our common stock to William C. Martucci, our sole officer and director and our controlling stockholder, in exchange for ten shares of MMGNJ's common stock, which constitutes all of the issued and outstanding capital stock of MMGNJ. Our executive offices are located at 3 Dundar Road, Springfield, New Jersey 07081. Our telephone number is (973) 467-9330.

      We are in the coupon processing industry. Our principal business is acting as a redemption agent for package-goods manufacturers in the verification and redemption of coupons issued by those manufacturers. We also provide strategic marketing information to manufacturers, and act as a fulfillment agent for promotional merchandise offerings and refund programs for manufacturers.


THE OFFERING

Common stock offered by selling          470,000 shares.  This number represents 10.51% of
shareholders                             our current outstanding stock(1)

Common stock outstanding before the      4,470,000 shares.
offering

Common stock outstanding after the       4,470,000 shares.
offering

Proceeds to us                           We will not receive proceeds from  the
                                         resale of shares by the selling
                                         shareholders.


(1) Based on 4,470,000 shares of common stock outstanding as of April 20, 2004.

SUMMARY HISTORICAL FINANCIAL INFORMATION

      The summary historical financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with our financial statements and the notes to those financial statements included elsewhere in this prospectus. The income statement information for the years ended August 31, 2003 and 2002, and the balance sheet information as of August 31, 2003 and 2002, were derived from our audited financial statements included in this prospectus. The income statement information for the six and three months ended February 29, 2004 and the balance sheet information as of February 29, 2004, were derived from our unaudited financial statements included in this prospectus.


                                  For the six   For the three      Year Ended
                                  months ended  months ended        August 31
                                                                    ---------
                                    2/29/2004    2/29/2004       2003        2002
                                    ---------    ---------       ----        ----
                                   (Unaudited)  (Unaudited)

Revenues                            $  13,061    $   9,640    $ 124,432   $  17,365

Operating expenses                    145,289       95,889      123,518       8,641
                                    ---------    ---------    ---------   ---------

Operating income (loss)
                                     (132,228)     (86,249)         914       8,724

Income taxes
                                           --           --          400       2,176
                                    ---------    ---------    ---------   ---------

Net income (loss)
                                    $(132,228)   $ (86,249)   $     514   $   6,548
                                    =========    =========    =========   =========

BALANCE SHEET DATA:

Working capital                     $(123,734)   $(123,734)   $   6,143   $   5,629

Current assets                          2,055        2,055       17,303      63,811

Total assets                            2,055        2,055       17,303      63,811

Current liabilities                   125,789      125,789       11,160      58,182

Total liabilities                     125,789      125,789       11,160      58,182

Shareholders' equity (deficiency)   $(123,734)   $(123,734)   $   6,143   $   5,629

                                  RISK FACTORS

      This investment involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.


FINANCIAL RISKS

WE HAVE ONLY LIMITED CAPITAL AND WE WILL NOT RECEIVE ANY PROCEEDS FROM THIS OFFERING. HOWEVER, WE WILL BEAR ALL THE COSTS OF THIS REGISTRATION STATEMENT AND THEREFORE OUR WORKING CAPITAL POSITION WILL BE FURTHER IMPAIRED.

      This registration statement is being filed on behalf of our selling shareholders. None of the proceeds from the sale of the stock registered under this registration statement will be realized by us. However, we will bear the costs of the registration statement. Accordingly, our financial condition and our working capital will be impaired as a result of this offering.

WE WILL NEED SUBSTANTIAL ADDITIONAL FUNDS IN ORDER TO IMPLEMENT OUR BUSINESS INITIATIVES.

      The amounts and timing of our expenditures will depend primarily on our ability to raise additional capital. We may seek to satisfy our future funding requirements through new offerings of securities, with collaborative or other strategic alliances or arrangements with corporate partners or from other sources, including loans from our controlling stockholders. Additional financing may not be available when needed or on terms acceptable to us. We have no current commitment for additional financing. Unavailability of financing may require us to delay, scale back or eliminate some or all of our marketing and development programs. To the extent we raise additional capital by issuing equity securities, your ownership interest would be diluted.

WE MAY NOT HAVE THE RESOURCES TO MANAGE OUR GROWTH EFFECTIVELY. OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND PROSPECTS.

      Our growth has placed, and is expected to continue to place, significant pressure on our managerial, operation and financial resources. To manage our growth, we must continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. We will also be required to develop and manage multiple relationships with various customers, business partners and third parties. Our systems, procedures or controls may not be adequate to support our operations and our management may not be able to achieve the rapid expansion necessary to utilize potential marketing opportunities for our products and services. Our future operating results will depend on our ability to expand our sales and marketing, and research and development organizations, to implement and maintain new distribution channels to penetrate markets, and to expand our support organization. If we are unable to manage growth effectively, our business, operating results and financial condition, will be materially adversely effected.

WE DO NOT PLAN ON PAYING ANY DIVIDENDS TO YOU. INSTEAD WE WILL INVEST OUR EARNINGS IN THE EXPANSION OF OUR BUSINESS.

      We do not currently intend to pay cash dividends on our common stock and do not anticipate paying dividends at any time in the foreseeable future. At present, we will follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business. See "Dividend Policy".

CONCENTRATED CONTROL RISKS

WE RELY VERY HEAVILY ON WILLIAM C. MARTUCCI, OUR CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT. THE LOSS OF MR. MARTUCCI'S SERVICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND PROSPECTS.

      Our success is highly dependent upon the personal efforts and ability of William C. Martucci, our President, Chief Executive Officer and sole Director. We do not currently have an employment agreement with Mr. Martucci. The loss or inability of Mr. Martucci to perform his duties would have a serious, material adverse effect on us. We have no key man insurance on the life of Mr. Martucci. We anticipate the hiring of new employees in connection with the planned expansion of our business. Our future success will depend in significant part on our ability to hire and retain key technical sales and senior management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.

WE ARE CONTROLLED BY OUR CEO, PRESIDENT AND CHAIRMAN. ACCORDINGLY, HE HAS THE RIGHT TO UNILATERALLY DICTATE OUR POLICIES.

      Our CEO, President and Chairman is also our majority stockholder. He owns 89.49% of our outstanding shares. Accordingly, he is in a position to elect all of our directors and to dictate our policies.

BUSINESS RISKS

WE MAY  NOT BE  ABLE  TO  ESTABLISH  RELATIONSHIPS  WITH  MANUFACTURERS  FOR THE
PLACEMENT OF THEIR PRODUCTS. OUR FAILURE TO DO SO OR OUR LOSS OF CURRENT RELATIONSHIPS WITH MANUFACTURERS WILL MATERIALLY ADVERSELY AFFECT OUR FUTURE REVENUES AND PROSPECTS.

      A portion of our future revenue will be from fees paid by manufacturers who place product promotions with us. Our future success will be dependant, in part, on our ability to establish, maintain and expand relationships with manufacturers to promote their products. It is critical that we obtain additional commitments from manufacturers in the popular consumer product categories and develop long-term relationships with these manufacturers. There can be no assurances that our efforts to obtain commitments from manufacturers will be successful. We could fail to obtain commitments or could experience substantial delays in obtaining commitments, or we could fail to maintain relationships through renewal contracts. There can be no assurance that we will obtain additional commitments on a timely basis from any manufacturer and maintain long-term relationships with these manufacturers.

SINCE WE UTILIZE CONTRACTORS IN MEXICO AS COUPON PROCESSING AGENTS, WE ARE SUBJECT TO RISKS OF DOING BUSINESS IN MEXICO.

      We currently utilize contractors with coupon processing facilities in Mexico and may establish additional relationships in Mexico with respect to processing coupons. We do not have any formal written agreement with these Mexican processing companies. As a result of our dependence upon these relationships, we may be subject to many risks, any of which could have a significant adverse impact on our operations. These risks include, but are not limited to, political risks in Mexico and political conditions in other nations, civil unrest in certain regions, taxation risks resulting from changes in both domestic Mexican taxation and the Mexican-American tax treaty, risk of inadequate transportation and communications.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH THE LEADING COUPON PROCESSORS WHO ARE MORE ESTABLISHED AND BETTER CAPITALIZED THAN US.

      We experience significant competition from companies such as Carolina Manufacturing Services ("CMS") and NCH Marketing Services ("NCH") because of their greater customer service capabilities and competitive payment terms. CMS and NCH are the perceived dominant companies in the redemption agency business competing on factors such as price, variety of reports and services offering, reporting accuracy, coupon audit techniques and reliability. Many of our competitors have materially greater financial resources than us and can therefore implement ever changing technological developments to increase productivity in the coupon processing industry. No assurance can be given that we will be able to compete successfully with our more established and better capitalized competitors.

ALL OF OUR REVENUE COMES FROM OUR COUPON PROCESSING BUSINESS. THIS LACK OF DIVERSITY WILL ADVERSELY AFFECT US IF THERE ARE ANY DOWNTURNS IN THIS INDUSTRY.

      Our business is currently concentrated in the coupon redemption business. To date, we have been unable to successfully diversify our business into other revenue generating areas. This lack of diversity will adversely affect us if there are any downturns in this industry. Over the past two years, we derived all of our revenue from our coupon processing and redemption business, and substantially all of our revenue for the foreseeable future is expected to be derived from the operation of our coupon business.

INTELLECTUAL PROPERTY RISKS

OUR FAILURE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS MAY RESULT IN A COMPETITIVE DISADVANTAGE. OUR SYSTEMS MAY BE FOUND TO INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OUR COMPETITORS AND THIS INFRINGEMENT MAY RESULT IN LIABILITY TO US.

      We do not hold licenses or United States patents which would cover the various aspects of our systems and methods of processing coupons and distributing promotions. Currently, we have virtually no intellectual property protection for our current lines and planned lines of services and products. There can be no assurance that our competitors will not develop similar products or services to compete within our intended marketplace. Coupon processing systems are particularly vulnerable to attempts by competitors to "copycat" or "knock off" our products, designs and even trademarks, and there can be no assurance that our competitors will not take these actions. In addition, it is possible that systems used by us may be held to be an infringement upon similar protected intellectual property owned by a competitor or that disputes with third parties over the scope of systems or proprietary rights may occur. In addition, certain aspects of our services may not be adequately protected from infringement or copying. Further, there can be no assurance that our methods, systems or trademarks would be upheld if challenged or that competitors might not develop similar or superior processes or services.

REGULATORY RISKS

IF REGULATIONS ARE IMPLEMENTED THAT AFFECT OUR OR OUR CUSTOMERS BUSINESS, THOSE REGULATIONS MAY NEGATIVELY AFFECT OUR INTERESTS.

      In the United States, we are not currently subject to direct regulation other than federal and state regulation applicable to businesses in general. However, changes in the regulatory environment relating to the marketing promotions and manufacturers coupon issuance could impose additional regulations and obligations upon our customers and us, the effect of which may be materially adverse to our interests. We have no knowledge of any legislation relating to our business that is currently pending, but cannot predict the likelihood that any legislation will be proposed and passed, or the financial impact, if any, resulting regulation may have on us.

RISKS ASSOCIATED WITH CHARTER AND BYLAW PROVISIONS

PROVISIONS  CONTAINED  IN OUR  CHARTER  MAY  DETER A  NON-NEGOTIATED  CHANGE  OF
CONTROL.

      Our Articles of Incorporation currently contain provisions which could be an impediment to a non-negotiated change in control, namely an ability, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with rights and preferences determined by the board of directors. If we should take this action, it could impede a non-negotiated change in control and thereby prevent stockholders from obtaining a premium for their common stock. See "Description of Securities".

OUR CHARTER AND BYLAWS LIMIT THE LIABILITY OF OUR OFFICERS AND DIRECTORS AND PROVIDE OUR OFFICERS AND DIRECTORS WITH FULL INDEMNIFICATION. THIS MEANS IT MAY BE VERY DIFFICULT FOR YOU TO SUE OUR OFFICERS AND DIRECTORS EVEN WHEN THEY BREACH FIDUCIARY DUTIES OWED TO YOU.

      We have adopted provisions in our Articles of Incorporation which limit the liability of our officers and directors and provisions in our by-laws, which provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Our Articles of Incorporation generally provide that our directors shall have no personal liability to us or our stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith, or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. These provisions substantially limit the shareholders' ability to hold directors liable for breaches of fiduciary duty. See "Certain Transactions and Conflicts of Interest".

WE HAVE THE ABILITY TO ISSUE A SIGNIFICANT AMOUNT OF ADDITIONAL COMMON AND PREFERRED STOCK. IF WE DO ISSUE A SIGNIFICANT AMOUNT OF STOCK, YOUR RIGHTS MAY BECOME SUBORDINATE TO THE RIGHTS OF OTHER STOCKHOLDERS AND YOUR INTEREST WOULD BE DILUTED.

      We are authorized to issue up to 100,000,000 shares of common stock. To the extent of this authorization, our Board of Directors will have the ability, without seeking shareholder approval, to issue additional shares of common stock in the future for any consideration that the Board of Directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock purchased by you. We are also be authorized to issue up to 10,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of this authorization, the designations may be made without shareholder approval. The designation and issuance of series of preferred stock in the future would create additional securities, which would have dividend and liquidation preferences over the common stock that you purchase. See "Description of Securities".

MARKET RISKS

NO CURRENT PUBLIC MARKET EXISTS FOR OUR SECURITIES AND NO MARKET MAY BE DEVELOPED IN THE FUTURE. THIS MEANS THAT YOUR INVESTMENT IN OUR STOCK IS AND MAY REMAIN AN ILLIQUID INVESTMENT.

      No public trading market currently exists for our securities. There can be no assurance that a public trading market for our securities will develop or that a public trading market, if developed, will be sustained. Although we will use our best efforts to have our shares of common stock become eligible for quotation on the Over the Counter Bulletin Board, there can be no assurance that our common stock will be declared eligible for quotation on the OTCBB at any time. Thus, it is anticipated that there will be little or no market for our securities until we are eligible to have our common stock quoted on the OTCBB or Pink Sheets and as a result, you may find it very difficult to dispose of any stock that you buy.

      Furthermore, when and if our common stock is eligible for quotation on the OTCBB, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares and you may find it difficult to dispose of any stock that you buy.

IF A MARKET IN OUR STOCK IS EVER DEVELOPED, OUR STOCK PRICE MAY BECOME HIGHLY VOLATILE.

      If an established public market for our stock is ever developed, market prices will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results and other factors such as investor perceptions of us, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to our activities, future financial condition and management.

THE SEC'S PENNY STOCK RULES APPLY TO US. THESE RULES MAY HAVE THE EFFECT OF DECREASING THE LIQUIDITY OF OUR STOCK AND INCREASING THE TRANSACTION COST FOR TRANSACTIONS IN OUR STOCK.

      The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent of the customers and provide monthly account statements to the customer. With all these restrictions, the likely effect of designation as a low priced stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and to increase the transaction cost of sales and purchases of such stock compared to other securities.

                           FORWARD-LOOKING STATEMENTS.

      This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", to expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified above.

                                 USE OF PROCEEDS

      This prospectus relates to the sale of 470,000 shares of our common stock which may be sold from time to time by the selling shareholders named in this prospectus. We will not receive any part of the proceeds of the sale of common stock by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

      We have established the offering price of $5.00 per share on behalf of the selling shareholders. This price was arbitrarily selected and does not have any relationship to any established criteria such as book value or current earnings per share. The offering price we set for our common stock was not based on past earnings, nor is it indicative of potential market value of the assets which we own.

                                    DILUTION

      Our sole officer and director, William C. Martucci, acquired our common stock for a price per share of $.000006. This represents a difference of more than $4.99 from the offering price at which the selling shareholders are offering our common stock in this prospectus.

      The common stock to be sold by the selling shareholders in this offering is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

      The following table also sets forth the name of each person who is offering shares of our common stock under this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. We will not receive any proceeds from the resale of the common stock by the selling shareholders.

      None of the selling shareholders held any position or office or held any other material relationship with us or any predecessor company during the past three years.

                           Beneficial           Shares of Common       Beneficial Ownership   Percentage of Common
                           Ownership Before     Stock Included in      After the              Stock Owned After
     Name                  the Offering(1)      Prospectus             Offering(1)(2)         Offering(1)(2)
Baginski, Loren                   5,000                 5,000                    0                      0
Bini, Steven                      5,000                 5,000                    0                      0
Bozzi, Vito                      10,000                10,000                    0                      0
Brown, Michael A.                 5,000                 5,000                    0                      0
Brown, Nicholas                  10,000                10,000                    0                      0
Cantagallo, Emil                  5,000                 5,000                    0                      0
Cantagallo, Gary                 25,000                25,000                    0                      0
Cantagallo, Wayne                 9,000                 9,000                    0                      0
Carr, John                        5,000                 5,000                    0                      0
Ciccone, Troy                    10,000                10,000                    0                      0
Dachille, Sophie                 10,000                10,000                    0                      0
Esquijenosa, Pamela               5,000                 5,000                    0                      0
Fessler, Max                      1,000                 1,000                    0                      0
Fontana, Michele                  1,000                 1,000                    0                      0
Gonzalez, Yamel                  20,000                20,000                    0                      0

                           Beneficial           Shares of Common       Beneficial Ownership   Percentage of Common
                           Ownership Before     Stock Included in      After the              Stock Owned After
     Name                  the Offering(1)      Prospectus             Offering(1)(2)         Offering(1)(2)
Hodavance, Raymond               10,000                10,000                    0                      0
Ignatuk, David A.                20,000                20,000                    0                      0
Jimenez, Jennie                   5,000                 5,000                    0                      0
Kovacs, Cynthia                  12,000                12,000                    0                      0
Mulvaney, Brian                  10,000                10,000                    0                      0
Muzeni, Hope                      5,000                 5,000                    0                      0
Noto, Louis                      50,000                50,000                    0                      0
O'Malley, Bruce J.                5,000                 5,000                    0                      0
Ortolf, Ruth                      1,000                 1,000                    0                      0
Palmieri, Joseph                  2,000                 2,000                    0                      0
Queen, Barbara                   110,000               110,000                   0                      0
Ragucci, Joseph M.               50,000                50,000                    0                      0
Rosales, Ovidio R.               10,000                10,000                    0                      0
Ruiz, David E.                    1,000                 1,000                    0                      0
Ruiz, Emmanuel Adams              2,000                 2,000                    0                      0
Santorella, Mary J.               5,000                 5,000                    0                      0
Scannicchio, Thomas B.            1,000                 1,000                    0                      0
Sterbens, Anthony                 2,000                 2,000                    0                      0
Suffman, Melanie                  2,000                 2,000                    0                      0
Thomson, Arthur                  10,000                10,000                    0                      0
Welsh, Edward & Jane             20,000                20,000                    0                      0
Worst, Lucille A.                 1,000                 1,000                    0                      0
Worst, Richard                   10,000                10,000                    0                      0

 (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days.

(2)    Assumes that all securities offered are sold.

                              PLAN OF DISTRIBUTION

      The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares may be traded in the future or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares if available:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

            The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

            The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

            Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

            The selling shareholders shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

            We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts. We and the selling shareholder have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                LEGAL PROCEEDINGS

            We are not a party to any legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         We currently only have one employee, William C. Martucci, who is also our sole officer and director. Subject to obtaining funding, we expect to retain additional employees and appoint additional officers and elect additional directors in the near future as our business expands. Following is material information regarding our sole officer and director.

                     Name                  Age                             Position
                     ----                  ---                             --------
              William C. Martucci           61           Director, President, Treasurer and Secretary

      Directors serve until the next annual meeting and until their successors are elected and qualified.

      WILLIAM C. MARTUCCI. From 1974 to the present, Mr. Martucci has served as president and chairman of United Grocers Clearing House, Inc., a privately held company he founded to serve the coupon redemption, fulfillment, refunds and promotional needs of manufacturers and retailers. Mr. Martucci founded and is the sole director of the Silly Billy Fun Club, Inc. The company has a trademark and copyrights of cartoon characters that develop values in young children. Coloring books are distributed gratis to schools and organizations as a learning tool for development. Mr. Martucci received a Bachelor of Science in Philosophy from Florida International University in 1973.

AUDIT COMMITTEE AND AUDIT COMMITTEE FINANCIAL EXPERT

      We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire board of directors, which currently consists of Mr. Martucci, handles the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert. As our business expands and as we appoint others to our board of directors we expect that we will seek a qualified independent expert to become a member of our board of directors. Before retaining any such expert our board would make a determination as to whether such person is independent.

CODE OF ETHICS

      On November 20, 2003, our board of directors adopted a code of ethics that our principal financial officer, principal accounting officer or controller and any person who may perform similar functions is subject to. A copy of the code of ethics appears as Exhibit 14 to the registration statement that this prospectus forms a part of.

                             EXECUTIVE COMPENSATION

      William C. Martucci, our sole director and officer, does not receive any compensation from the company at this time or for the past three year nor has Mr. Martucci received any stock options or other non-cash compensation during the past three years. We may enter into an employment agreement with Mr. Martucci in the future regarding his continued employment with us.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2004 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group:


                                                                                 Amount & Nature of
                                   Name & Address of                                 Beneficial        Percent of
Title of Class                     Beneficial Owner           Office, If Any         Ownership1          Class2
                                   ----------------           --------------         ----------          ------
                                                                 Director,
      Common Stock           William C. Martucci                 President,          4,000,000           89.49%
    $0.0001 par value        3 Dundar Road                     Treasurer and
                             Springfield, NJ  07081              Secretary
      Common Stock           All officers and directors as a
    $0.0001 par value        group (1 person named above)                            4,000,000           89.49%


1 Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

2 A total of 4,470,000 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and bylaws, as amended, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

COMMON STOCK

      We are presently authorized to issue 100,000,000 shares of $0.0001 par value common stock. We presently have 4,470,000 shares of common stock outstanding.

      The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock, when and if declared by our Board of Directors, from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities. Upon our liquidation, dissolution or winding up, and after payment to creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights. The holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

BLANK CHECK PREFERRED STOCK

      We are authorized to issue up to 10,000,000 shares of $.0001 par value Preferred Stock. Under our Articles of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from us upon request.

DIVIDEND POLICY

      We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

      We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

      We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

      We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

      Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

      We were incorporated on November 18, 2003 under the laws of the state of Nevada. On such date William C. Martucci was appointed to our Board of Directors and he was also appointed as our President, Treasurer, and Secretary.

      Mr. Martucci is our sole promoter. Pursuant to a stock purchase agreement, dated November 20, 2003, Mr. Martucci sold us 10 shares of the common stock of MMGNJ, constituting all of the issued and outstanding shares of that company, in exchange for 4,000,000 shares of our common stock.

                                    BUSINESS

BACKGROUND

      Our corporate name is Manufacturers Marketing Group, Inc. We were incorporated in the state of Nevada on November 18, 2003. On November 20, 2003, we entered into a stock purchase agreement with William C. Martucci, currently our sole officer and director, pursuant to which we acquired ten shares of MMGNJ, constituting all of the issued and outstanding shares of MMGNJ, in exchange for 4,000,000 shares of our common stock. Accordingly, MMGNJ became our wholly-owned subsidiary. The information contained in this prospectus about our business reflects the historical business of MMGNJ.

      Our operations are currently in the coupon processing industry. Our principal business is acting as a redemption agent for package-goods manufacturers in the verification and redemption of coupons issued by those manufacturers. We also provide strategic marketing information to manufacturers, and act as a fulfillment agent for promotional merchandise offerings and refund programs for manufacturers.

      As a redemption agent for package goods manufacturers, i.e., where all retailers wishing to redeem a given manufacturer's coupon must forward the coupons to us rather than directly to the manufacturer, we are paid a lesser handling charge, depending upon the volume of coupons processed by us.

      Our strategy is to obtain a greater share of the coupon processing industry by capitalizing on the expertise gained from our coupon processing services by expanding our sales force and technological processing capabilities, including the upgrade of computer and data processing facilities and scanning devices to increase the speed of operations and volume handling. There can be no assurance that our expansion of our sales force or processing capabilities will lead to a greater share in the coupon processing industry. We currently maintain processing facilities in our headquarters in Springfield, New Jersey and retain the services of a subcontractor in Mexico. The subcontractor located in Mexico, processes coupons, in situations where we are acting as a redemption agent for manufacturers. The processing of coupons and payments to retail customers is conducted at our New Jersey facility. The continuation of coupon processing operations in Mexico is subject to many uncertainties and contingencies and there can be no assurance that we will be able to continue or expand these operations in order to maintain or establish intended growth of our business.

      If we are able to successfully raise additional capital, we would undertake the following:

      a. Implement a more active marketing effort to build revenues by obtaining new accounts

      b. Pursue new business by hiring experienced sales representatives that have previously worked in the field of coupon redemption, refunds, fulfillment and marketing.

      c. Acquire complementary businesses such as buying co-ops, wholesalers and coupon processors.

      d. Increased marketing efforts involving mailing lists, manufacturer referrals, expanded use of trade publication advertising, promotional materials, participation in regional and national food/drug trade shows and telemarketing.

      Our executive offices are located at 3 Dundar Road, Springfield, New Jersey and our mailing address is P.O. Box 343, Millburn, New Jersey 07041. Our telephone number is 973.467.9330.

BUSINESS OVERVIEW

      We operate in the coupon processing industry and our principal business is acting as a manufacturers agent in processing throughout the United States and providing these manufacturers with statistical and other data related to their cents-off coupon marketing programs.

The Coupon Business

      Cents-off coupons are issued primarily by packaged-goods manufacturers as a promotional technique designed to increase consumer purchases of particular products. Promotional programs using coupons typically are designed to promote repeat purchases, consumer trials of products or brands or both. Coupons are distributed primarily through advertisements in newspapers, newspaper supplements, freestanding inserts in newspaper, advertisements in magazines, direct mailings and inclusion on or in product packages. Coupons typically provide that upon presentation to a retailer at the time of purchase of the product the consumer will receive a discount from the marked sales price of the product equal to the face amount of the coupon. Coupons also provide that the manufacturer-issuer will pay retailers (i.e. supermarkets, grocery stores, discount stores, drug stores and other retail establishments) the face amount of the coupon plus a specified handling fee upon the presentation of the coupon to the manufacturer or its agent. The handling fee is designed to defray the costs associated with handling coupons and it is customarily a standard amount per coupon regardless of the face value of the coupon or the identity of the manufacturer. The prevailing per coupon handling fee is currently $.08.

      The coupon business represents a multi-billion dollar expenditure for manufacturers of consumer products, even excluding the considerable expense of distributing coupons through newspapers, magazines, direct mail and in-store dispensers. Although new methods continue to be introduced to increase the proportion of coupons processed electronically between retailers and manufacturers, most coupons must still be handled manually to some degree in the initial phase of the redemption cycle. Consumers continue to redeem more coupons each year and trade studies confirm the ongoing value of coupons as a sound marketing aid for introducing new products and supporting existing ones.

         We receive coupons on behalf of manufacturers. The redemption rate experienced by the clients of our redemption agency operations varies according to the media in which the coupons are distributed. Management believes, however, that an average of approximately 2% of the coupons distributed by these manufacturers are redeemed. Industry estimates are that manufacturers distribute over 330 billion coupons annually in the United States and that 4.5 billion are actually redeemed. In the absence of outside assistance, the processing of the large number of coupons redeemed in the United States each year would require the utilization of significant resources on the part of retailers and manufacturer-issuers as well as vast duplication of effort among retailers and manufacturer-issuers. The coupon processing industry was developed in order to alleviate this logistical burden and to achieve economies of scale associated with the processing of large volumes of coupons.

         The coupon processing industry consists of companies that perform one of two principal intermediary functions: (i) acting as a clearing house and source of funds for retailers who forward, for processing and collection, coupons submitted to them by consumers, and (ii) acting as redemption agent for manufacturer-issuers to whom coupons are submitted for payment. Clearing houses generally count, verify and sort coupons submitted to them by retailers and then pay to the retailers the face amount of the coupons in a time period that is, in most cases, shorter than the period in which the retailer would receive payment if it forwarded the coupons directly to the manufacturer. Redemption agents sort and verify coupon invoices submitted by retailers and clearing houses for collection, and make payments on behalf of manufacturer-issuers for validly presented coupons. In addition, redemption agents customarily provide manufacturer-issuers with statistical and other data to enable them to evaluate their coupon promotion efforts.

Our Coupon Operations

      We operate in the coupon processing industry and our principal business is acting as a redemption agent for packaged-goods manufacturers in the verification and redemption of coupon issues by those manufacturers. We also act as a fulfillment agent for promotional merchandise offered by manufacturers, i.e., merchandise provided to consumers upon presentation of proofs of purchase of a manufacturer's product.

      Redemption Agency Operations.

      We currently provide redemption agency services for manufacturers. In other words, we act as a redemption agent for manufacturers where retailers wishing to redeem a given manufacturer's coupons must forward the coupons to us rather than directly to the manufacturer. As a redemption agent for manufacturers issuing coupons, we verify the coupon invoices of retailers and approved clearing houses by hand counting forwarded coupons and entering the manually gathered information into our data processing systems. We pay retailers or clearing houses on behalf of each manufacturer for validly presented coupons.

      Coupons suspected of not being authentic or improperly redeemed are segregated, and additional verification procedures are instituted prior to payment being made for those coupons. We also use a computerized master retailer file in an effort to prevent coupon payments from being made to fictitious retailer establishments. Codes on coupons redeemed are entered into our data processing system, and the accumulated redemption data is provided to the manufacturers in the form of various reports. These reports provide manufacturers with information concerning the results of ongoing coupon promotions.

      In substantially all cases, payments to retailers or clearing houses are made in the name of the manufacturer by us as agent, and the manufacturer advances funds to us upon our advice either prior to, or simultaneously with, our release of the checks drawn by us to redeem the manufacturer's coupons.

         We receive a handing fee per coupon from the manufacturer. We are reimbursed for postage and some other expenses. Routine coupon activity reports are included in the base-handling fee, but others are provided for an extra charge. The available reports range from a variety of standardized reports to customized marketing reports that allow the manufacturer to receive promotional and financial information related to coupons processed in a format suited to its individual requirements.

      Coupon Audit and Verification Services.

      An important function performed by us in our redemption agent operations is the prevention of fraudulent or improper coupon redemption. In general, manufacturers are obligated to pay only for those coupons submitted by, or on behalf of, legitimate retailers in connection with the retail sale of the particular product. Improper redemption can occur for a variety of reasons, ranging from inadvertent submission of a coupon to a retailer for a product not purchased to sophisticated fraudulent schemes designed to obtain payment from manufacturers for large quantities of their coupons that are not obtained in ordinary retailer transactions.

      We have adopted a number of procedures designed to prevent payment by our manufacturer customers for improperly submitted coupons. Improperly submitted coupons could be those which are submitted to the incorrect manufacturer (which would be returned to the retailer to be forwarded to the correct manufacturer or its redemption agent), expired coupons (which would be rejected and not paid) and coupons representing sales of a manufacturer's product in excess of the product sold to the retailer by the manufacturer (which would require the retailer to submit proof of the quantity of goods sold). To date, we have experienced an immaterial percentage of improperly submitted coupons. To detect improperly submitted coupons, we verify retailers' "Coupon Control Listing Number" which they are required to have in order to redeem coupons; monitor the dollar volume of a retailer's sales in order to detect any excessive percentage of coupons being redeemed; and physically examine a large portion of the coupons being processed to assure validity.

      Data Processing.

      Our computer based processing facilities at our offices in New Jersey, which are used in our redemption agency operations, are vital to our coupon processing capability and productivity. Our data processing facilities represent a substantial portion of our investment in fixed assets. Data processing is important to both the processing and payment of coupons as well as generating marketing reports and surveys for use by manufacturers. Electronic scanning increases the speed and accuracy of coupon processing, which would otherwise be a labor-intensive process. Although some manual procedures are still required during the entire processing cycle, we are now processing virtually all incoming coupons with imprinted bar codes through these computer based techniques. The increasing use of automated processing techniques by us is facilitating more accurate exchanges of information and lowering the cost of processing coupons.

MARKETING

      Our services are marketed principally through direct mail solicitation, trade shows and conventions. Recommendations are also an important source of new business.

SUBCONTRACTORS

      Because coupon counting and sorting functions are carried out by hand, the coupon processing industry is highly labor intensive. As a result, major companies in the coupon processing industry generally conduct counting and sorting operations outside the United States where less expensive labor is available. Accordingly, we utilize the services of an independent contractor with facilities in Mexico to provide these services to us. The subcontractors are paid an agreed amount ranging from $7.50 to $16.00 for each 1,000 coupons processed (the fee being reduced as volume increases). There are no written contracts between us and our subcontractors.

COMPETITION

      We believe that we have two principal competitors: Carolina Manufacturing Services (CMS) and NCH Marketing Services (NCH). CMS and NCH are the perceived dominant companies in the redemption agency business competing as to price, variety of reports and service offered, reporting accuracy, coupon auditing techniques and reliability. Technological developments may occur in the future that could be used to increase productivity in the coupon processing industry, the implementation of which might require substantial capital investment. We believe that CMS and NCH have substantially greater financial resources than us.

EMPLOYEES

      We do not currently have any employees. Our business is exclusively operated by our sole director and officer, William C. Martucci and through our subcontractors. Mr. Martucci does not personally receive any compensation for his efforts at this time. In the future as we expand our business and if we are successful in raising significant capital, then we will likely retain employees to operate our business. At such time, we would also likely appoint additional officers and nominate additional persons as directors of our company.

      Pursuant to a verbal arrangement, United Grocers Clearing House, Inc., (United), provides us with various management services and the use of its employees to assist us in the processing of coupons.

RELIANCE MAJOR CUSTOMERS

      We have two major customers that account for approximately 65 to 75% of our annual revenues. We do not have any written agreements with these customers. We operate pursuant to a non-binding memorandum of understanding with these customers, which provides a rate schedule for payments to us. Management believes that the loss of these customers may have a material adverse effect on our business, financial condition and prospects.

INTELLECTUAL PROPERTY

      We do not have any patents, trademarks or copyrights or any applications for any of the foregoing. We do utilize various methodologies and processes in our business that we believe are proprietary. We protect this intellectual property as a trade secret. As we hire employees, we intend to cause such employees, as a condition of employment, to sign confidentiality and development agreements with us to ensure the protection of our trade secrets.

REGULATION

      Our business is not subject to any significant governmental or other regulation, other than regulations affecting businesses in general. However, coupon fraud is a federal and state crime and in the event of coupon fraud federal and state agencies, such as the U.S. Postal Service and the Federal Bureau of Investigation, may investigate and prosecute. In such event we may be asked to produce documents or testimony to aid in any such investigation or prosecution.

      Changes in the regulatory environment relating to the marketing promotions and manufacturers coupon issuance could impose additional regulations and obligations upon our customers and us, the effect of which may be materially adverse to our interests. We have no knowledge of any legislation relating to our business that is currently pending, but cannot predict the likelihood that any legislation will be proposed and passed, or the financial impact, if any, resulting regulation may have on us.

      We do not incur any significant costs relating to compliance by us with environmental laws.

RESEARCH AND DEVELOPMENT

      We plan on developing techniques to expedite the processing of coupons and to develop other methodologies and techniques to enhance our business model. Most of our future research and development will be focused on finding high tech computerized solutions that will enhance our performance. Over the past two years, we have not spent any significant amount of funds on research and development. These costs are not borne directly by our customers.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes. This discussion contains forward-looking statements which are based upon current expectations that involve risks and uncertainties such as those set forth in the "Risk Factors" and "Forward Looking Statements" sections of this prospectus. See "Risk Factors" and "Forward Looking Statements".

OVERVIEW

      Our corporate name is Manufacturers Marketing Group, Inc. We were incorporated in the State of Nevada on November 18, 2003. On November 20, 2003, we acquired all of the issued and outstanding capital stock of our subsidiary, MMGNJ in exchange for 4,000,000 shares of our common stock. Our activities and our historical performance are those of our subsidiary MMGNJ.

      Our operations are currently in the coupon processing industry. Our principal business is acting as a redemption agent for package-goods manufacturers in the verification and redemption of coupons issued by those manufacturers. We also provide strategic marketing information to manufacturers, and act as a fulfillment agent for promotional merchandise offerings and refund programs for manufacturers. Our strategy is to obtain a greater share of the coupon processing industry by capitalizing on the expertise gained from our coupon processing services by creating and expanding our sales force and technological processing capabilities, including the upgrading of computer and data processing facilities and scanning devices to increase the speed of operations and volume handling.

LIQUIDITY AND CAPITAL RESOURCES

      On March 31, 2004, we consummated a private placement of 470,000 shares of our common stock in reliance upon the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933. We sold these shares to 38 persons at a price of $1.00 per share. We raised aggregate gross proceeds of $470,000. The costs associated with the offering were approximately $50,000 giving us net proceeds of $424.000. We believe that our current cash on hand plus revenues from our operations will be sufficient to satisfy our general working capital obligations (without fully implementing our proposed business expansion plans) for at least the next twelve months.

      Before we can begin to carry out our business expansion and strategic plans, we will need to raise substantial amounts of additional capital. We may, in the future, sell shares of Preferred Stock, if necessary. We may seek to satisfy our future funding requirements through offerings of securities, loans from our stockholders or management, with collaborative or other strategic alliances or arrangements with corporate partners or from other sources. We have no commitments for any additional funding. Additional financing may not be available when needed or on the terms acceptable to us. Unavailability of financing may require us to delay, scale back or eliminate certain of our plans.

RESULTS OF OPERATIONS

      We had a net loss of $132,228 for the six months ended February 29, 2004 and net income of $514 for the year ended August 31, 2003.

      Revenues were $13,061 for the six months ended February 29, 2004 and $124,432 for the year ended August 31, 2003.

      Operating expenses amounted to $145,289 for the six months ended February 29, 2004 and $123,518 for the year ended August 31, 2003, the major expense being a management fee of $116,909 and $104,000, respectively, charged to us by a related party.

                             DESCRIPTION OF PROPERTY

      Our executive offices and processing facilities are located at 3 Dundar Road, Springfield, New Jersey in an approximately 3,800 square foot office leased by us. This facility occupies the second floor of a commercial building and contains offices and work areas where coupons are processed and which contain our computer equipment. The property is leased on a month-to-month basis from an affiliated company that is controlled by our sole officer and director at an annual rental of $4,700. In addition to rent, we are responsible for expenses such as utilities and insurance. We maintain comprehensive insurance coverage for all perils, including destruction of coupons.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our sole officer, director and controlling stockholder is also the sole stockholder of United and other affiliated companies. Future business, operating results and substantially all of the services provided to us are dependent on this one individual and United.

      United provides us with management services as well as an office and all other related selling, general and administrative services. United is in a similar, but distinct, business as our business. United's business is distinct in that United acts as a coupon redemption agent for retailers, not manufacturers. The total amount that was charged to us, recorded as management fees, for all these services was $104,000 for the year ended August 31, 2003. The total amount that was charged to us for the six month period ended February 29, 2004, recorded as management fees, for all these services was $116,909.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

      There has been no established public trading market for our common stock and, prior to the effectiveness of this registration statement, there were no shares of our common stock, which would be available for sale in a public trading market. There is no current price quoted for our common stock.

      None of our common stock or preferred stock is subject to outstanding options or warrants and we have no outstanding securities that are convertible into our common stock or preferred stock. None of our stock is eligible to be sold pursuant to Rule 144 under the Securities Act. We have agreed to register all of the shares being sold under this prospectus on behalf of the selling shareholders.

      As April 15, 2004, our common stock shares were held by 39 shareholders of record, including those holders of record through depository accounts.

      Continental Stock Transfer and Trust Company is currently acting as our transfer agent. Contact information for Continental Stock Transfer and Trust Company is as follows: 17 Battery Place, New York, New York 10004, telephone
(212) 509 - 4000.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

      Livingston, Wachtell & Co., LLP are our independent auditors. They audited our financial statements for our fiscal years ended August 31, 2002 and 2003. We have no disagreements with our independent auditors.

                                  LEGAL MATTERS

      The validity of the shares of common stock being offered under this prospectus will be passed upon for us by Thelen Reid and Priest LLP. . EXPERTS

      Our consolidated financial statements have been audited by Livingston, Wachtell & Co., LLP, 1140 Avenue of the Americas, New York, NY 10036-5803, independent public accountants, and have been included in this prospectus in reliance upon the report of that firm and their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus is filed as part of the registration statement, and it does not contain all of the information in the registration statement, as some portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      Once the registration statement that this prospectus is a part of becomes effective, we will be obligated to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. After we so become a reporting company, the public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

      We intend to voluntarily furnish our security holders with an annual report that contains audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Manufacturers Marketing Group, Inc.
         for the Year Ended August 31, 2003..................................................F-1

Unudited Consolidated Financial Statements of Manufacturers Marketing Group, Inc.
          for the Six Months Ended February 29, 2004........................................FF-1

                  AUDITED FINANCIAL STATEMENTS OF MANUFACTURERS
            MARKETING GROUP, INC. FOR THE YEAR ENDED AUGUST 31, 2003



                       MANUFACTURERS MARKETING GROUP, INC.

                              FINANCIAL STATEMENTS

                                 AUGUST 31, 2003

















Dated: December 8, 2003

                                      INDEX






                                                                       Page No.

INDEPENDENT AUDITORS' REPORT                                             F-2



BALANCE SHEETS                                                           F-3



STATEMENTS OF INCOME AND RETAINED EARNINGS                               F-4



STATEMENTS OF CASH FLOWS                                                 F-5



NOTES TO THE FINANCIAL STATEMENTS                                        F-6

        BRANCH OFFICE                                          TEL 212-840-2595
       20 LEBANON ROAD                                         FAX 212-840-7239
  SCARSDALE, NY 10583-7122                                      www.lwccpa.com
        914-723-3376


                        Livingston, Wachtell & Co., LLP
                          certified public accountants
                           1140 avenue of the americas
                             new york, ny 10036-5803

                                                                     JAY J.
LEONARD L. EIGER, C.P.A.
LIVINGSTON, C.P.A. (1919-1972)                                       THEODORE
IRA E. COHEN, C.P.A.
WACHTELL, C.P.A. (1919-1966)                                         HERBERT H.
JAMES R. GRIMALDI, C.P.A.
REYBURN, C.P.A. (1934-1985)                                          IRVING
ZUCKERMAN, C.P.A. (1965-1985)
LAWRENCE GOLDMAN, C.P.A.                                             SAM BECKER,

C.P.A. (1971-2001)


            The Board of Directors
            Manufacturers Marketing Group, Inc.
            Springfield, New Jersey 07081


                          INDEPENDENT AUDITORS' REPORT


            We have audited the accompanying balance sheets of Manufacturers Marketing Group, Inc. as of August 31, 2003 and 2002 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manufacturers Marketing Group, Inc. as of August 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


            /s/ Livingston Wachtell & Co., LLP
            -----------------------------------------
            New York, New York
            December 8, 2003

                       MANUFACTURERS MARKETING GROUP, INC.

                                 BALANCE SHEETS

                                                            August 31,
                                                        -----------------
                                 Assets                   2003      2002
                                 ------                 -------   -------
Current assets
     Cash and cash equivalents                          $   153   $     6
     Accounts receivable                                 17,150    43,776
     Loans to affiliates                                     --    20,029
                                                        -------   -------

         Total current assets                           $17,303   $63,811
                                                        =======   =======



                 Liabilities and Stockholder's Equity

Current liabilities
     Accounts payable and accrued taxes                 $11,160   $58,182
                                                        -------   -------

         Total current liabilities                       11,160    58,182
                                                        -------   -------


Commitments and contingencies

Stockholder's equity
     Common stock                                            25        25
     Retained earnings                                    6,118     5,604
                                                        -------   -------

         Total stockholder's equity                       6,143     5,629
                                                        -------   -------

         Total liabilities and stockholder's equity     $17,303   $63,811
                                                        =======   =======


    The accompanying notes are an integral part of the financial statements.

                       MANUFACTURERS MARKETING GROUP, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                         Years Ended
                                                          August 31,
                                                  -------------------------
                                                      2003          2002
                                                  -----------   -----------
Revenue                                           $   124,432   $    17,365
                                                  -----------   -----------

Operating expenses
     Management fees - affiliated company             104,000            --
     Coupon processing costs                           19,193         8,266
     Other                                                325           375
                                                  -----------   -----------

     Total operating expenses                         123,518         8,641
                                                  -----------   -----------

Operating income                                          914         8,724

Provision for income taxes                                400         2,176
                                                  -----------   -----------

      Net income                                          514         6,548

Retained earnings (deficit) - beginning of year         5,604          (944)
                                                  -----------   -----------

Retained earnings - end of year                   $     6,118   $     5,604
                                                  ===========   ===========



Earnings per share of common stock

     Basic and diluted                            $       .00   $       .00
                                                  ===========   ===========

Weighted average number of common stock shares
     used to compute earnings per weighted
     average share                                  4,000,000     4,000,000
                                                  ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                       MANUFACTURERS MARKETING GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                Years Ended August 31,
                                                               -----------------------
                                                                 2003           2002
                                                               --------       --------
Cash flows from operating activities:
      Net income                                               $    514       $  6,548
         Changes in operating assets and liabilities:
              Accounts receivable                                26,626        (43,776)
              Accounts payable                                  (47,022)        58,182
                                                               --------       --------

                           Net cash provided by (used in)
                                    operating activities        (19,882)        20,954

Cash flows from financing activities:
         Loan from (to) affiliates                               20,029        (20,948)
                                                               --------       --------

Net increase in cash and cash equivalents                           147              6

Cash and cash equivalents - beginning of year                         6             --
                                                               --------       --------

Cash and cash equivalents - end of year                        $    153       $      6
                                                               ========       ========


Supplementary cash flow disclosures:
         Interest paid                                         $     --       $     --
                                                               ========       ========

         Taxes paid                                            $    400       $    200
                                                               ========       ========


    The accompanying notes are an integral part of the financial statements.

                       MANUFACTURERS MARKETING GROUP, INC.

                        NOTES TO THE FINANCIAL STATEMENTS


                               The  accompanying  notes are an integral  part of
the financial statements.
                                      F-10
1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION AND BUSINESS

      Manufacturing Marketing Group, Inc. ("MMG" or the "Operating Subsidiary") incorporated and operating in New Jersey is a coupon redemption agent for manufacturers. MMG provides coupon processing and related services, in the verification and redemption of coupons issued by various manufacturers. MMG, on behalf of manufacturers, pays retailers or clearing houses for valid coupons it processes. MMG also provides strategic marketing information to manufacturers, and acts as a fulfillment agent for promotional merchandise offerings and refund programs offered by manufacturers.

      On November 20, 2003, (the "Acquisition Date") MMG's sole shareholder entered into a stock purchase agreement with another company, incorporated November 18, 2003 in Nevada, named Manufacturers Marketing Group, Inc., (the "Company"). Pursuant to the stock purchase agreement, MMG became a wholly owned subsidiary of the Company. The acquisition was effected under an agreement where the sole stockholder of MMG exchanged all of his MMG's capital stock held for a 100% stock interest (4,000,000 shares) of the Company's newly issued common stock.

      Since the former stockholder of the Operating Subsidiary owns all of the issued and outstanding shares of common stock of the Company after the acquisition, this transaction was accounted for as a recapitalization of the Operating Subsidiary, deemed to have occurred as of the date of these financial statements. The Operating Subsidiary is considered to be the accounting acquirer and has adapted the capital structure of the Company. There were no assets or liabilities of the Company that were acquired by the Operating Subsidiary on the acquisition date.

      Due to the recapitalization of the Operating Subsidiary all reference to its shares have been restated to reflect the equivalent number of shares of the Company's common stock outstanding at the acquisition date. In other words, the 2,500 shares of the Operating Subsidiary's outstanding common stock at August 31, 2003 and 2002 are restated as 4,000,000 shares outstanding of the Company, as shown on the balance sheets.

      RISKS AND UNCERTAINTIES AND USE OF ESTIMATES

      Factors that could affect the Company's future operating results and cause future results to vary materially from expectations include, but are not limited to, lower than anticipated business derived, an inability to attract new clients and grow on its own, loss of a major customer, an inability to grow through acquisitions or successfully integrate acquisitions, an inability to control expenses, technology changes in the industry, coupon processing services industry consolidation, changes in regulatory requirements, a decline in the use of coupons as a savings mechanism for consumer purchases, a decline in the financial stability of the Company's clients and general uncertain economic conditions. Negative developments in these or other risk factors could have a material adverse effect on the Company's future financial position, results of operations and cash flows.


    The accompanying notes are an integral part of the financial statements.

      The Company has prepared the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America. In preparing these financial statements, it is necessary for management to make assumptions and estimates affecting the amounts reported in the financial statements and related notes. These estimates and assumptions are developed based upon all information available. Actual results can differ from estimated amounts.

      CONTROL BY PRINCIPAL STOCKHOLDER

      Thesole stockholder owns all of the voting power of the outstanding shares of the common stock of the Company. Accordingly, this stockholder has the ability to control the approval of most corporate actions including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

      CASH EQUIVALENTS

      Forpurposes of the statements of cash flows, investments with a maturity of three months or less when purchased are considered to be cash equivalents.

      ACCOUNTS RECEIVABLE

      Accounts receivable balances are stated net of allowances for doubtful accounts. There was no allowance against total accounts receivable at August 31, 2003 and 2002. MMG records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. When estimating the allowances for doubtful accounts, the Company takes into consideration such factors as its day-to-day knowledge of the financial position of specific clients, the industry and size of its clients, the overall composition of its accounts receivable aging, prior history with specific clients of accounts receivable write-offs and prior history of allowances in proportion to the overall accounts receivable balance. This analysis includes an ongoing and continuous communication with its largest clients and those clients with past due balances. A financial decline of any one of the Company's large clients could have an adverse and material effect on the collectability of receivables and thus the adequacy of the allowance for doubtful accounts.

      Increases and decreases in the allowance for doubtful accounts are recorded as charges to bad debt expense and are reflected in other operating expenses in the Company's consolidated statements of income. Write-offs of uncollectible accounts are charged against the allowance for doubtful accounts.


    The accompanying notes are an integral part of the financial statements.

      Concentrations of credit risk, with respect to trade receivables are limited due to the dispersion of customers across different industries and geographic locations. For the year ended August 31, 2003, the Company had one major customer which accounted for approximately 24% of total revenues and 83% of the total accounts receivable at August 31, 2003.

      COMPUTER PROCESSING SOFTWARE

      The Company, through the use of a third party subcontractor, hand counts the redeemed coupons and enters the gathered information into a computer software program that is proprietary to an affiliated company, United Grocers Clearing House, Inc. ("United"), needed in providing the coupon payment processing and other related services to clients. United charged MMG a computer software user fee of $18,400 for the year ended August 31, 2003, which is included in management fees on the statement of income.

      FAIR VALUES OF FINANCIAL INSTRUMENTS:

      The Company uses financial instruments in the normal course of its business. The carrying values of cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term maturities of these assets and liabilities.

      REVENUE RECOGNITION

      The Company's coupon processing service revenues are recognized as the processing services are performed and completed. Coupon processing revenues are generated primarily from charges based on the number of coupons processed for each manufacturer. Most of these arrangements with manufacturers have fixed prices based on certain volumes of coupons processed for each manufacturer. Revenues include the face amount of the coupons processed, plus service processing fees thereon less the cost to redeem the coupons, at face value, to the retailers or consumers.

      The Company recognizes all revenue net as an agent versus gross as a principal, by applying the guidance set forth in Emerging Issues Task Force or EITF 99-19 to classify and record such amounts. The Company recorded revenues net as an agent of $124,432 and $17,365 for the years ended August 31, 2003 and 2002, respectively, that consisted of gross revenues from manufacturers of $986,263 and $461,434 and the cost to redeem the coupons to retailers and consumers of $861,831 and $444,069 for the years ended August 31, 2003 and 2002, respectively.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Income tax provisions require the use of management judgments, which are subject to challenge by various taxing authorities. Significant estimates used in accounting for income taxes relate to the determination of taxable income and the determination of temporary differences between book and tax bases.

      EARNINGS PER SHARE

      Basic earnings per share (EPS) is calculated by dividing net income by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated to reflect the potential dilution that would occur if contracts to issue common stock were exercised. Diluted EPS is calculated by dividing net income by weighted average common and common equivalent shares outstanding.


2.    RELATED PARTY TRANSACTIONS

      TheCompany's current sole officer and director is also the sole stockholder of the Company as well as being the sole officer, director and stockholder of United and other affiliated companies. Future business, operating results and substantially all of the services provided to the Company are dependent on this one individual and United.

      United provides the Company with management services as well as providing an office and all other related selling, general and administrative services. United's business is separate from MMG in that United acts as a coupon redemption agent for retailers, not manufacturers. The total amount that was charged to MMG, recorded as management fees, for all these services was $104,000 for the year ended August 31, 2003, of which $4,700 was charged for rent.

      The Company also advances money to several affiliated companies monthly, on a temporary basis, to provide working capital for each of their respective operations. There was an outstanding loan balance of $20,029 from these affiliates at August 31, 2002, and no interest was charged to these affiliates on outstanding loan balances throughout the year.


    The accompanying notes are an integral part of the financial statements.

3.    COMMITMENTS AND CONTINGENCIES

      PROCESSING COMMITMENTS

      In the normal course of its business, the Company maintains coupon processing commitments with its clients. In the event the Company does not meet its commitments as an agent to its clients, the Company may incur penalties and clients may have the right to terminate their services with the Company. The Company does not believe that it will fail to meet its commitments.

      CONTINGENCIES

      The Company is subject to lawsuits, claims and other complaints arising out of the ordinary conduct of its business. In the opinion of management, there are no litigation matters outstanding at August 31, 2003 and 2002.


4.    CAPITAL

      The Company's capital structure as of August 31, 2003 and 2002 was as follows:

                   COMMON STOCK - $.000006 computed par value
              Authorized shares - recomputed - 4,000,000 equivalent
             shares Outstanding shares - 4,000,000 equivalent shares


5.    SUBSEQUENT EVENTS

      The Company is planning on conducting a $1,000,000 Rule 506 private placement offering pursuant to Regulation D promulgated under the Securities Act of 1933, by selling 1 million shares at $1 per share. The Company is also planning on filing a registration statement with the Securities and Exchange Commission as well as obtain an OTCBB listing by filing a Form 211 with the NASD.


    The accompanying notes are an integral part of the financial statements.

                 UNAUDITED FINANCIAL STATEMENTS OF MANUFACTURERS
                          MARKETING GROUP, INC. FOR THE
                       SIX MONTHS ENDED FEBRUARY 29, 2004


                       MANUFACTURERS MARKETING GROUP, INC.

                              FINANCIAL STATEMENTS

                                FEBRUARY 29, 2004

                                      INDEX


                                                                   Page No.
                                                                   --------
BALANCE SHEETS                                                       FF-2



STATEMENTS OF INCOME AND RETAINED EARNINGS                           FF-3



STATEMENTS OF CASH FLOWS                                             FF-4



NOTES TO THE FINANCIAL STATEMENTS                                    FF-5

                                                     Assets
Current assets
     Cash and cash equivalents                                                    $   2,055
                                                                                  ---------

         Total current assets                                                     $   2,055
                                                                                  =========



                                    Liabilities and Stockholder's Deficiency

Current liabilities
     Accounts payable and accrued
         expenses and taxes                                                       $ 125,789
                                                                                  ---------

         Total current liabilities                                                  125,789
                                                                                  ---------


Commitments and contingencies (refer to note 4)


Stockholder's deficiency
     Preferred stock                                                                     --
     Common stock                                                                       400
     Accumulated deficit                                                           (124,134)
                                                                                  ---------

         Total stockholder's deficiency                                            (123,734)
                                                                                  ---------

         Total liabilities and stockholder's deficiency                           $   2,055
                                                                                  =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       MANUFACTURERS MARKETING GROUP, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                                   (UNAUDITED)


                                                       For the Six       For the Three
                                                       Months Ended      Months Ended
                                                       February 29,      February 29,
                                                           2004              2004
                                                       -----------       -----------
Revenue                                                $    13,061       $     9,640
                                                       -----------       -----------

Operating expenses
     Management fees - affiliated company                  116,909            90,909
     Coupon processing costs                                 4,255             2,145
     Professional fees                                      22,500             1,000
     Other                                                   1,625             1,235
                                                       -----------       -----------

     Total operating expenses                              145,289            95,289
                                                       -----------       -----------

Net loss                                                  (132,228)          (85,649)

Retained earnings (deficit) - beginning of period            8,094           (38,485)
                                                       -----------       -----------

Deficit - end of period                                $  (124,134)      $  (124,134)
                                                       ===========       ===========



Loss per share of common stock

     Basic and diluted                                 $      (.03)      $      (.02)
                                                       ===========       ===========

Weighted average number of common stock shares
     used to compute earnings per weighted
     average share                                       4,000,000         4,000,000
                                                       ===========       ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       MANUFACTURERS MARKETING GROUP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   FOR THE SIX MONTHS ENDED FEBRUARY 29, 2004
                                   (UNAUDITED)




Cash flows from operating activities:
      Net loss                                                                        $(132,228)
      Adjustments to reconcile net loss to net cash provided
      by operating activities:
         Reorganization expense 375 Changes in operating assets and liabilities:
              Decrease in accounts receivable                                            17,150
              Increase in accounts payable and
                  and accrued expenses and taxes                                        116,605
                                                                                      ---------

                           Net cash provided by operating activities                      1,902
                                                                                      ---------

Cash flows from investing activities:
         Loans to related companies                                                          --
                                                                                      ---------

                           Net cash used in investing activities                             --
                                                                                      ---------

Cash flows from financing activities:
         Proceeds from shareholder loan                                                      --
                                                                                      ---------

                           Net cash provided by financing activities                         --
                                                                                      ---------

Net increase in cash and cash equivalents                                                 1,902

Cash and cash equivalents - beginning of period                                             153
                                                                                      ---------

Cash and cash equivalents - end of period                                             $   2,055
                                                                                      =========


Supplementary cash flow disclosures:
         Interest paid                                                                $      --
                                                                                      =========

         Taxes paid                                                                   $      --
                                                                                      =========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       MANUFACTURERS MARKETING GROUP, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of Manufacturers Marketing Group, Inc. (a Nevada corporation) and its 100% owned subsidiary, Manufacturers Marketing Group, Inc. (a New Jersey corporation).

      ORGANIZATION AND BUSINESS

      Manufacturing Marketing Group, Inc. ("MMG" or the "Operating Subsidiary"), incorporated and operating in New Jersey, is a coupon redemption agent for manufacturers. MMG provides coupon processing and related services in the verification and redemption of coupons issued by various manufacturers. MMG, on behalf of manufacturers, pays retailers or clearing houses for valid coupons it processes. MMG also provides strategic marketing information to manufacturers and acts as a fulfillment agent for promotional merchandise offerings and refund programs offered by manufacturers.

      On November 20, 2003, (the "Acquisition Date") MMG's sole shareholder entered into a stock purchase agreement with another company, incorporated November 18, 2003 in Nevada, named Manufacturers Marketing Group, Inc., (the "Company"). Pursuant to the stock purchase agreement, MMG became a wholly owned subsidiary of the Company. The acquisition was effected under an agreement where the sole stockholder of MMG exchanged all of his MMG's capital stock held for a 100% stock interest (4,000,000 shares) of the Company's newly issued common stock.

      Since the former stockholder of the Operating Subsidiary owns all of the issued and outstanding shares of common stock of the Company after the acquisition, this transaction was accounted for as a recapitalization of the Operating Subsidiary. The Operating Subsidiary is considered to be the accounting acquirer and has adapted the capital structure of the Company. The Company, prior to the Acquisition Date, had no assets, liabilities or operations.

      The Company's consolidated current liabilities exceeded its consolidated current assets by $123,734 at February 29, 2004. Continuing losses could endanger the Company's viability as a going concern.

      RISKS, UNCERTAINTIES AND USE OF ESTIMATES

      Factors that could affect the Company's future operating results and cause future results to vary materially from expectations include, but are not limited to, lower than anticipated business an inability to attract new clients and grow on its own, loss of a major customer, an inability to grow through acquisitions or successfully integrate acquisitions, an inability to control expenses, technology changes in the industry, coupon processing services industry consolidation, changes in regulatory requirements, a decline in the use of coupons as a savings mechanism for consumer purchases, a decline in the financial stability of the Company's clients and general uncertain economic conditions. Negative developments in these or other risk factors could have a material adverse effect on the Company's future financial position, results of operations and cash flows.


               The accompanying notes are an integral part of the
                       consolidated financial statements.

      The Company has prepared the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. In preparing these consolidated financial statements, it is necessary for management to make assumptions and estimates affecting the amounts reported in the consolidated financial statements and related notes to the consolidated financial statements. These estimates and assumptions are developed based upon all information available. Actual results can differ from estimated amounts.

      CONTROL BY PRINCIPAL STOCKHOLDER

      The sole stockholder owns all of the voting power of the outstanding shares of the common stock of the Company. Accordingly, this stockholder has the ability to control the approval of most corporate actions including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

      CASH EQUIVALENTS

      For purposes of the consolidated balance sheet and consolidated statement of cash flows, investments with a maturity of three months or less when purchased are considered to be cash equivalents.

      ACCOUNTS RECEIVABLE

      Accounts receivable balances are stated net of allowances for doubtful accounts. MMG records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. When estimating the allowances for doubtful accounts, the Company takes into consideration such factors as its day-to-day knowledge of the financial position of specific client, the industry and size of its clients, the overall composition of its accounts receivable aging, prior history with specific clients of accounts receivable write-offs and prior history of allowances in proportion to the overall accounts receivable balance. This analysis includes an ongoing and continuous communication with its largest clients and those clients with past due balances. A financial decline of any one of the Company's large clients could have an adverse and material effect on the collectability of receivables and thus the adequacy of the allowance for doubtful accounts.

      Increases and decreases in the allowance for doubtful accounts are recorded as charges to bad debt expense and are reflected in other operating expenses in the Company's consolidated statements of income. Write-offs of uncollectible accounts are charged against the allowance for doubtful accounts.


               The accompanying notes are an integral part of the
                       consolidated financial statements.

      Concentrations of credit risk, with respect to trade receivables are limited due to the dispersion of customers across different industries and geographic locations.

      COMPUTER PROCESSING SOFTWARE

      The Company, through the use of a third party subcontractor, hand counts the redeemed coupons and enters the gathered information into a computer software program that is proprietary to an affiliated company, United Grocers Clearing House, Inc. ("United"), needed in providing the coupon payment processing and other related services to clients.

      FAIR VALUES OF FINANCIAL INSTRUMENTS:

      The Company uses financial instruments in the normal course of its business. The carrying values of cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term maturities of these assets and liabilities.

      REVENUE RECOGNITION

      The Company's coupon processing service revenues are recognized as the processing services are performed and completed. Coupon processing revenues are generated primarily from charges based on the number of coupons processed for each manufacturer. Most of these arrangements with manufacturers have fixed prices based on certain volumes of coupons processed for each manufacturer. Revenues include the face amount of the coupons processed, plus service processing fees thereon less the cost to redeem the coupons, at face value, to the retailers or consumers.

      The Company recognizes all revenue net as an agent versus gross as a principal, by applying the guidance set forth in Emerging Issues Task Force or EITF 99-19 to classify and record such amounts.

      The Company recorded revenues net as an agent of $9,640 that consisted of gross revenues from manufacturers of $80,336 and the cost to redeem the coupons to retailers and consumers of $70,696.


               The accompanying notes are an integral part of the
                       consolidated financial statements.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Income tax provisions require the use of managements' judgment, which are subject to challenge by various taxing authorities. Significant estimates used in accounting for income taxes relate to the determination of taxable income and the determination of temporary differences between book and tax bases.

      LOSS PER SHARE

      Basic loss per share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted LPS is calculated to reflect the potential dilution that would occur if contracts to issue common stock were exercised. Diluted LPS is calculated by dividing net loss by weighted average common and common equivalent shares outstanding.


2.    LOSS PER SHARE

      Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the year.

      The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table:

                                                         For the Six         For the Three
                                                         Months Ended        Months Ended
                                                         February 29,        February 29,
                                                            2004                 2004
                                                       ---------------       -----------
NUMERATOR FOR BASIC AND DILUTED LPS
          Net loss to common shareholders              $      (132,228)      $   (85,649)
                                                       ===============       ===========

DENOMINATOR FOR BASIC AND DILUTED LPS
          Weighted average shares of common stock
              outstanding                                    4,000,000         4,000,000
                                                       ===============       ===========

LPS - Basic and diluted                                $          (.03)      $      (.02)
                                                       ===============       ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

3.    RELATED PARTY TRANSACTIONS

      The Company's current sole officer and director is also the sole stockholder of the Company as well as being the sole officer, director and stockholder of United and other affiliated companies. Future business, operating results and substantially all of the services provided to the Company are dependent on this one individual and United.

      United provides the Company with management services as well as providing an office and all other related selling, general and administrative services. United's business is separate from MMG in that United acts as a coupon redemption agent for retailers, not manufacturers. For the three months ended February 29, 2004, management fees have been revised from $2,000 per week, based on United management's previous assessment of the value of services provided, and now recorded based on management's estimated value of actual time spent in providing these services, which included rent expense of $2,350 and $1,175 for the six months and three months ended February 29, 2004, respectively. The total amount that was charged to the Company by United, recorded as management fees, for all these services was $116,909 and $90,909 for the six months and three months ended February 29, 2004.

      The Company also advances money to several affiliated companies monthly, on a temporary basis, to provide working capital for each of their respective operations. No interest has been charged to these affiliates on outstanding loan balances. There were no outstanding loan balances with these affiliates at February 29, 2004.


4.    COMMITMENTS AND CONTINGENCIES

      PROCESSING COMMITMENTS

      In the normal course of its business, the Company maintains coupon processing commitments with its clients. In the event the Company does not meet its commitments as an agent to its clients, the Company may incur penalties and clients may have the right to terminate their services with the Company. The Company does not believe that it will fail to meet its commitments.

      CONTINGENCIES

      The Company is subject to lawsuits, claims and other complaints arising out of the ordinary conduct of its business. In the opinion of management, there are no litigation matters outstanding at February 29, 2004.


               The accompanying notes are an integral part of the
                       consolidated financial statements.

5.    CAPITAL

      The Company's capital structure as of February 29, 2004 was as follows:

               COMMON STOCK - $.0001 par value Authorized shares - 100,000,000 shares Issued and outstanding shares -
                                4,000,000 shares

          PREFERRED STOCK - no par value Authorized shares - 10,000,000 shares Issued and outstanding shares - -0- shares


6.    SUBSEQUENT EVENTS

      The Company is planning on conducting a $1,000,000 Rule 506 private placement offering pursuant to Regulation D promulgated under the Securities Act of 1933, by selling 1 million shares of the Company's stock at $1 per share. The Company is also planning on filing a registration statement with the Securities and Exchange Commission as well as obtain an OTCBB listing by filing a Form 211 with the NASD.



               The accompanying notes are an integral part of the
                        consolidated financial statements

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article ELEVEN of our Articles of Incorporation provides that we must indemnify any and all persons whom we have the power to indemnify under the General Corporation Law of the State of Nevada for and against any and all of the expenses, liabilities, or other matters referred to in or covered by that law. This indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such position with the company. This indemnification is to continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of the heirs, executors and administrators of that person.

      We have not entered into any indemnification agreements with our sole officer and director, however, we may enter into an indemnification agreement with our sole officer and director or others who become our officers and/or directors in the future.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


                   NATURE OF EXPENSE                  AMOUNT
                   -----------------------------      --------
                   SEC registration fee               $    298
                   Accounting fees and expenses       $ 15,000
                   Legal fees and expenses            $*20,000
                   Printing and related expenses      $*1,500
                   Miscellaneous                      $*1,202
                   TOTAL                              $ 38,000

* Estimated.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.

          On March 31, 2004, we completed the private placement of 470,000 shares of our common stock. The purchasers of these shares are the selling shareholders named in this registration statement. Their shares are being registered pursuant to the terms of a registration rights agreement that we entered into with them at the time of the private placement. We relied upon an exemption from registration requirements of the Securities Act pursuant to Rule 506 and Regulation D.

          On November 20, 2003, we issued 4,000,000 shares of our common stock to William C. Martucci, our sole officer and director and our controlling stockholder, in exchange for ten shares of the common stock of MMGNJ, which constitute all of the issued and outstanding common stock of MMGNJ. We issued these shares to Mr. Martucci in a private transaction in reliance on Section 4(2) of the Securities Act

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2.

Exhibit No.                      Description
----------                       -----------
2.1         Stock Purchase Agreement, dated November 20, 2003, between William
            C. Martucci and the registrant.

3.1 Articles of Incorporation of the registrant as filed with the Secretary of State of the State of Nevada on November 18, 2003

3.2         Bylaws of the registrant adopted on November 18, 2003

5           Opinion of Thelen Reid & Priest LLP as to the legality of the shares

10.1 Form of Registration Rights Agreement used in the registrant's private placement, which closed on March 31, 2004.

10.2 Form of Subscription Agreement used in the registrant's private placement, which closed on March 31, 2004

14          Code of ethics

21          List of subsidiaries of the registrant

23.1 Consent of Livingston, Wachtell & Co., LLP, certified public accountants, New York, New York

23.2        Consent of Thelen Reid & Priest LLP, included in exhibit 5


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (a) Include any prospectus required by Section 10(a)(3) of the Securities Act, and

            (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (c) Include any additional or changed material information on the plan of distribution.

      For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sections 230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

      For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Springfield, State of New Jersey, on April 22, 2004.


                                      MANUFACTURERS MARKETING GROUP, INC.



                                      By: /s/ William C. Martucci
                                          --------------------------------------
                                          William C. Martucci
                                          Chief Executive Officer and President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

   SIGNATURE                       TITLE                         DATE


/s/ William C. Martucci     Chief Executive Officer,          April 22, 2004
    -------------------     President, Treasurer,
    William C. Martucci     Secretary and Sole Director

                                  EXHIBIT INDEX



Exhibit No.                             Description
----------                              ------------
2.1         Stock Purchase  Agreement,  dated November 20, 2003, between William
            C. Martucci and the registrant.

3.1 Articles of Incorporation of the registrant as filed with the Secretary of State of the State of Nevada on November 18, 2003

3.2         Bylaws of the registrant adopted on November 18, 2003

5           Opinion of Thelen Reid & Priest LLP as to the legality of the shares

10.1 Form of Registration Rights Agreement used in the registrant's private placement, which closed on March 31, 2004.

10.2 Form of Subscription Agreement used in the registrant's private placement, which closed on March 31, 2004

14          Code of ethics

21          List of subsidiaries of the registrant

23.1 Consent of Livingston, Wachtell & Co., LLP, certified public accountants, New York, New York